UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ZiLOG, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Employee Communication

For the past 6 months, we as an organization received two unsolicited offers to acquire Zilog. This has been distracting and has resulted in an expenditure of both time and money. This has occurred at a time when we need to be lazer-focused on our growth strategy and driving our company to profitability.

It is and always will be our responsibility to increase the company’s value for our shareholders. It is especially true in these difficult economic times, with stock prices and the dollar depressed.

To be proactive, our Board of Directors has made the decision to evaluate a broad range of strategic alternatives. We believe a proactive, not reactive approach in this climate drives the highest shareholder value.

Therefore, I am pleased to announce that we have retained the firm Oppenheimer and Co. Inc. as our financial advisor to assist our Board of Directors in this process. However, there can be no assurances that any particular course of action will be pursued or as to the timing or terms of such strategic alternatives. In other words, this process can produce anything from us staying-the-course, to acquiring a smaller company, a merger with another company, being acquired by another company, or being taken private.

During this process we must stay focused and continue our flawless execution.  We are just beginning to see the results of your determined efforts; our sales in Q1FY09 are expected to rise 5-8% quarter-on-quarter. Excellent work by all!

We understand this may create undue anxiety for our employees. To help alleviate those concerns, we will be offering a change of control compensation plan for U.S. employees. This plan will take effect in the event that positions are eliminated due to a merger, acquisition or buyout. All managers are expected to meet with employees by the end of Monday, July 28, 2008 to review your individual plans.

This is a very exciting time for our company. We have exciting new products, healthy sales of existing products, and we continue to innovate with leadership products such as Crimzon Connects! On top of our product excitement, we have a talented and committed team. Together, we can win…

Thanks for your continued efforts and dedication to Zilog! Onwards!!!

* * *

FORWARD LOOKING STATEMENTS

This employee communication contains forward-looking statements that involve risks and uncertainties concerning Zilog’s projected financial performance as well as Zilog’s strategic and operational plans.  Actual results may differ materially from the results projected.  The implementation and results of Zilog’s evaluation of strategic alternatives will depend on a variety of factors beyond the Company’s control, including capital markets and liquidity conditions generally and the valuation of technology companies specifically.  In light of these and other risks, uncertainties and assumptions, there can be no assurances that any particular course of action will be pursued or as to timing or terms of any such strategic alternatives.  The Company’s results for its 2009 fiscal year first quarter have not been reviewed by its independent public accountants and any changes or adjustments required to finalize the financial statements for the 2009 fiscal year first quarter could cause the Company’s results to vary.  The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company’s financial information with the Securities Exchange Commission (the “SEC”).  More information about potential factors that could affect Zilog’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Zilog’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, which is on file with the SEC and available at the SEC’s website at www.sec.gov.  All information in this press release is as of July 24, 2008, unless otherwise noted, and Zilog does not intend, and undertakes no duty, to update or otherwise revise the information contained in this press release.

INFORMATION REGARDING PARTICIPANTS

           Zilog, Inc. (“Zilog”), its directors and certain of its officers may be deemed to be participants in a solicitation of proxies in connection with Zilog’s upcoming 2008 annual meeting of stockholders.  Each of the directors and officers of Zilog who may be deemed to be participants in the solicitation are listed below, together with the number of equity securities of Zilog beneficially owned by each of these persons as of July 14, 2008.  The column labeled “Shares Beneficially Owned” in the table below includes the number of shares of common stock issuable upon the exercise of options that are exercisable within sixty (60) days of July 14, 2008.

Beneficial Owner ____________	Number of Shares Beneficially Owned (1) _________________

Robin A. Abrams(2)	51,340

Darin G. Billerbeck(3)	158,334

David G. Elkins(4)	37,913

Federico Faggin(5)	159,621

Perry J. Grace(6)	186,236

Richard L. Sanquini(7)	82,289

Norman G. Sheridan(8)	130,818

All executive officers and directors, as a group(9)	806,550

(1)
In computing the number of shares beneficially owned by a person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after July 14, 2008 are deemed outstanding. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Ms. Abrams is a member of our Board of Directors.
(3)	Mr. Billerbeck became President and Chief Executive Officer on January 29, 2007 and was appointed to the Board of Directors on February 15, 2007.
(4)	Mr. Elkins is a member of our Board of Directors.
(5)	Mr. Faggin is a member of our Board of Directors.
(6)	Mr. Grace is our Executive Vice President of Administration, Chief Financial Officer & Principal Accounting Officer.
(7)	Mr. Sanquini is a member of our Board of Directors.
(8)	Dr. Sheridan is our Executive Vice President of Technology and Operations.
(9)	Amount reflected includes 409,109 beneficially owned options.

IMPORTANT ADDITIONAL INFORMATION

Zilog will be filing a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2008 annual meeting of stockholders.  Stockholders are strongly advised to read Zilog’s 2008 proxy statement when it becomes available because it will contain important information.  Stockholders will be able to obtain copies of Zilog’s 2008 proxy statement and other documents filed by Zilog with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the Investor Relations section of Zilog’s website at www.zilog.com.